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                                   EXHIBIT 11

COMPUTATION OF NET INCOME PER SHARE(1)
(Thousands of Dollars Except Per Share Data)

                                                    1996            1995            1994
--------------------------------------------------------------------------------------------
FULLY DILUTED
  Average shares outstanding                      171,492,390    170,378,812     172,591,028
  Options -- treasury stock method                  1,766,388      1,272,556       1,159,848
  Assumed conversion of 6.25% Convertible
     Subordinated Debentures                                           7,942         141,740
--------------------------------------------------------------------------------------------
  Average fully diluted shares                    173,258,778    171,659,310     173,892,616
============================================================================================
  Net income                                         $229,157       $200,654        $186,571
  Add 6.25% Convertible Subordinated
     Debentures interest -- net of tax(2)                                                  8
============================================================================================
  Net income applicable to fully diluted
     shares                                          $229,157       $200,654        $186,579
============================================================================================
  Net income per share                                  $1.33          $1.17           $1.07
============================================================================================

PRIMARY
  Average shares outstanding                      171,492,390    170,378,812     172,591,028
  Options -- treasury stock method                  1,408,386      1,107,734       1,132,444
--------------------------------------------------------------------------------------------
  Average shares and equivalents                  172,900,776    171,486,546     173,723,472
===========================================================================================
  Net income applicable to shares and
     equivalents                                     $229,157       $200,654        $186,571
============================================================================================
  Net income per share                                  $1.33          $1.17           $1.07
============================================================================================

(1)All common share amounts and per share data reflect the effect of the stock split described in Note 17 to the consolidated financial statements.

(2)All 6.25% Convertible Subordinated Debentures outstanding at December 31, 1994 were converted to common stock during the first quarter of 1995 without incurring further interest.

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